SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)           October 22, 2003

The St. Joe Company

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-10466	59-0432511

(Commission File Number)	(IRS Employer Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, FL	32202

(Address of Principal Executive Offices)	(Zip Code)

(904) 301-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. REGULATION FD DISCLOSURE

The purpose of this Form 8-K/A is to furnish revised Supplemental Information for the period ended September 30, 2003. The Supplemental Information originally filed by this Form 8-K on October 22, 2003 is being revised as a result of the Financial Accounting Standards Board’s decision to defer the effective date of certain provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity.

A copy of the revised Supplemental Information is furnished with this Form 8-K/A as Exhibit 99.1 and is incorporated by reference. Exhibit 99.1 reconciles Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) to the Registrants’ income from continuing operations before taxes and minority interest. EBITDA is a metric widely used in the real estate industry and the Company believes the attached reconciliation will be helpful to investors and security analysts in understanding the Registrant’s results of operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

Dated:	November 4, 2003	By:	/s/ Michael N. Regan Name: Michael N. Regan Title: Senior Vice President

Revised Item 9:
Reconciliation of Income from Continuing Operations Before Taxes and Minority Interest to EBITDA by Operating Segment

(in millions)

	Community
	Residential	Commercial			Corporate
	Real Estate	Real Estate	Forestry	St. Joe Land	& Other	Consolidated

For the Three Months Ended September 30, 2003
Income from continuing operations before taxes and minority interest	$31.9	$0.3	$1.7	$14.8	$(12.0)	$36.7
Plus:
Depreciation & amortization	2.0	3.6	1.0	—	0.7	$7.3
Interest expense	2.5	2.0	—	—	1.1	$5.6

EBITDA	$36.4	$5.9	$2.7	$14.8	$(10.2)	$49.6

For the Three Months Ended September 30, 2002
Income from continuing operations before taxes and minority interest	$21.4	$(1.0)	$1.7	$8.6	$(11.2)	$19.5
Plus:
Depreciation & amortization	1.1	3.0	1.1	—	0.9	$6.1
Interest expense	1.8	2.1	—	—	2.2	$6.1
Less:
Minority interest	(0.4)	—	—	—	—	$(0.4)

EBITDA	$23.9	$4.1	$2.8	$8.6	$(8.1)	$31.3

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. Prior year EBITDA has been changed to conform with the SEC’s current guidance on non-GAAP financial measures.

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